BRF S.A.

Publicly-held Company

CNPJ no. 01.838.723/0001-27

NIRE 42.300.034.240

MINUTES OF THE ORDINARY ANNUAL GENERAL MEETING AND 1st/15 SPECIAL EXTRAORDINARY GENERAL MEETING

HELD ON APRIL 08th, 2015

(Drawn up in the summary format, as provided for in article 130, § 1,

of Law no. 6404 of December 15th, 1976)

DATE, TIME AND PLACE: April 8th, 2015, at 11:00 am, at the headquarters of BRF S.A. ("Company"), in the city of Itajaí, State of Santa Catarina, on Rua Jorge Tzachel, no. 475, neighborhood Fazenda, CEP 88.301-600.

ATTENDANCE: Shareholders representing 76.69% of the capital stock with voting rights, as evidenced by the records and signatures contained in the Shareholders' Attendance List, thus evidencing the existence of a legal quorum for holding the General Meeting. Also present: the Vice-Chairman of the Board of Directors and Coordinator of the Statutory Audit Committee, Mr. Sérgio Ricardo Silva Rosa; Global CEO, Mr. Pedro de Andrade Faria; the Vice-President of Finance and Investor Relations, Mr. Augusto Ribeiro Junior; the Vice Presidents, Mr. Gilberto Antonio Orsato, and José Roberto Pernomian Rodrigues; President of the Tax Council, Mr. Attilio Guaspari; the representative of Ernst & Young Terco Auditores Independentes S.S., Mr. Luiz Carlos Passetti; and the representative of Carvalhosa & Eizirik Advogados, Mr. Marcus de Freitas Henriques. Also present by the corporate office in São Paulo: the Chairman of the Board of Directors, Mr. Abilio dos Santos Diniz, the Directors: Messrs. José Carlos Reis Magalhães and Walter Fontana Filho and Vice-President Mr. Rodrigo. Reghini Vieira, pursuant to the provisions of Articles 134, § 1, and 164 of Law 6,404 of December 15, 1976 ("Corporation Law").

LEGAL PUBLICATIONS: (i) CALL NOTICE: published in Valor Econômico (national edition) on February 28th and on days March 03rd and 04th, 2015 and in the Diário Oficial of the State of Santa Catarina, on days March 02nd, 03rd and 04th, 2015 and in Diário Catarinense on February 28th, 2015 March 02nd and 03rd, 2015; and (ii) FINANCIAL STATEMENTS: Financial Statements were published in the Diário Oficial of the State of Santa Catarina, and Diário Catarinense on February 27th, 2015 and Valor Econômico (national edition) on February 27th and 28th, 2015 respectively , pursuant to Articles 124 and 133 of the Corporations Law.

CHAIR: Mr. Sérgio Ricardo Silva Rosa, Vice Chairman of the Board of Directors of the Company assumed as Chairman of the AGM, pursuant to article 12, § 1 of the Company's Articles of Association, and invited me, Marcus de Freitas Henriques, to act as secretary.

AGENDA: In the Ordinary Annual General Meeting: 1. examine and vote the Management Report, the Financial Statements and other documents for the year ended on 12.31.2014, and decide on the allocation of net income; 2. ratify the distribution of remuneration to shareholders (interest on capital and dividends), as approved by the Board of Directors; 3. approve the number of nine members to compose the Board of Directors, subject to the provisions of article 16, heading, of the Articles of Association; 4. elect the Board of Directors; 5. appoint the Chairman and the Vice Chairman of the Board of Directors, pursuant to the provisions of § 1 of Art. 16 of the Articles of Association; 6. elect the members of the Fiscal Council In the Special Extraordinary General Meeting:. 1. determine the annual remuneration of the management and the Fiscal Council for the year 2015 and ratify the annual and aggregate remuneration held in 2014; and 2. approve the amendment to (i) Stock Option Plan; (Ii) Restricted Stock Option Plan.

SUMMARY OF RESOLUTIONS: Initially, it should be stated that it was approved, by majority vote of the attending members, the preparation of these minutes in the form of summary and publication with the omission of attending shareholders' signatures, in accordance with article 130, paragraph 1 and 2 of Corporations Law. After reading, analysis and discussion of the items on the agenda, shareholders, abstaining from voting the legally impeded:

At the Annual Ordinary General Meeting: 1. Approved, by majority vote of the attending members, the administration accounts and financial statements for the year ended on December 31, 2014, together with a management report, the explanatory notes, the opinions of the independent auditors and the Statutory Audit Committee and decided on the annual summary report of the Statutory Audit Committee, and decided on the allocation of Net Income in the amount of (a) R$ 2,225,035,830.87 (two billion, two hundred twenty-five million, thirty-five thousand, eight hundred and thirty reais and eighty-seven cents); and (b) Actuarial Gains: R$ 33,163,680.00 (thirty-three million, one hundred sixty-three thousand, six hundred and eighty reais); totalling to R$ 2,258,199,510.87 (two billion, two hundred fifty-eight million, one hundred and ninety-nine thousand, five hundred and ten reais and eighty-seven cents) in net income to be Allocated: as follows: (i) Legal Reserve: R$ 111,251,791.54 (one hundred and eleven million, two hundred fifty-one thousand, seven hundred ninety-one reais and fifty-four cents), corresponding to 5% (five percent) of Net Income pursuant to article 193 of Corporations Law, (ii) Value Allocated for

Interest on Equity: R$ 737,765,000.00 (seven hundred thirty-seven million, seven hundred sixty-five thousand reais) (iii) Additional Dividends Proposed: R$ 86,489,000.00 (eighty-six million, four hundred and eighty-nine thousand reais) (iv) Reserve for Capital Increase: R$ 451,639,902.17 (four hundred fifty-one million, six hundred thirty-nine thousand nine hundred and two reais and seventeen cents); (v) Reserve for expansion: R$ 730,684,585.12 (seven hundred and thirty million, six hundred eighty-four thousand, five hundred eighty-five reais and twelve cents) (vi) Tax Incentive Reserve: R$ 140,369,232.04 (one hundred and forty million, three hundred sixty-nine thousand, two hundred and thirty-two reais and four cents 2. Ratified, by majority vote of the attending members, the payment of remuneration (interest on equity and dividends) to shareholders, totaling R$ 824,254,000.00 (eight hundred twenty-four million, two hundred fifty-four thousand reais), corresponding to R$ 0.948357530 per share, of which: (i) R$ 361,000 .000,00 (three hundred sixty-one million reais), corresponding to R$ 0.41421437 per share, were paid as interest on capital, on August 15, 2014, as approved by the Board of Directors in the 99th/2014 Extraordinary Meeting of the Board of Directors held on June 18, 2014; and (ii) R$ 376,765,000.00 (three hundred seventy-six million, seven hundred sixty-five thousand reais), corresponding to R$0.43441923 per share, as interest on equity and R$86,489,000,00 (eighty-six million, four hundred and eighty-nine thousand reais), corresponding to R$ 0.09972393 per share, as additional dividends were paid on February 13, 2015, as approved by the Board of Directors on 12th/2014 Ordinary Meeting of the Board of Directors held on December 18, 2014. 3. Approved, by majority vote of the attending members that the Board of Directors shall consist of 9 (nine) members, in accordance with article 16, heading, of the Articles of Association. 4. Approved, by majority vote of the attending members, the election of effective and alternate members, of the Board of Directors for a unified two (2) years term of office, until the Annual General Meeting to be held in 2017, with the possibility of re-election: (i) as independent effective member, Mr. Abilio dos Santos Diniz, Brazilian, married, business administrator, bearer of Id. Card RG no. 1,965,961 SSP/SP, registered with CPF/MF under no. 001.454.918-20, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mr. Eduardo Pongracz Rossi, Brazilian, married, business administrator, bearer of Id. Card RG no. 17847499 X-SSP/SP, registered with CPF/MF under no. 162.864.248-30, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, (ii) as effective member, Mr. Marco Geovanne Tobias da Silva, Brazilian, married, economist, bearer of Id. Card RG no. 718 147 SSP/DF, CPF/MF under no. 263225791-34, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as his alternate member, Mr. Sérgio Ricardo Miranda Nazaré, Brazilian, married, economist, bearer of Id. Card RG no. 664 181 SSP/DF, CPF/MF under no. 245.212.211-49, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, (iii) as effective member, Mr. Vicente Falconi Campos, Brazilian, married, engineer, bearer of Id. Card RG no. MG-1476273 SSP/MG, registered with CPF/MF under no. 000.232.216-15, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as his alternate member, Mr. Mateus Affonso Bandeira, Brazilian, married, engineer, bearer of Id. Card RG no. 7039179523 SJS/RS II, CPF/MF under no. 572.483.970-91, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000,(iv) as independent effective member, Mr. Walter Fontana Filho, Brazilian, married, economist, bearer of Id. Card RG no. 4,250,008 SSP/SP, registered with CPF/MF under no. 947.648.408-04, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, neighborhood Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mr. Eduardo Fontana D'Ávila, Brazilian, married, civil engineer, bearer of Id. Card RG no. 5.142.157 SSP/SP, registered with CPF/MF under no. 947.648.328-87, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, (v) as independent effective member, Mr. Luiz Fernando Furlan, Brazilian, married, chemical engineer and business administrator, bearer of Id. Card RG no. 2,985,393 SSP/SP, registered with CPF/MF under no. 019.489.978-00, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mr. Roberto Faldini, Brazilian, married, business administrator, bearer of Id. Card RG no. 3182138-8 SSP/SP, registered with CPF/MF under no. 070.206.438-68, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, (vi) as effective member, Mr. José Carlos Reis de Magalhães Neto, Brazilian, married, business administrator, bearer of Id. Card RG no. 22390173-8 SSP/SP, registered with CPF/MF under no. 286.951.128-02, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as his alternate member, Mr. Fernando Shayer, Brazilian, married, lawyer, bearer of Id. Card RG no. 22218916-2 SSP/SP, registered with CPF/MF under no. 066.182.178-14, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, (vii) as independent effective member, Mr. Manoel Cordeiro Silva Filho,

Brazilian, married, business administrator, bearer of Id. Card. 01-11458-1 CRA-RJ, registered with CPF/MF under no. 253.571.747-68, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mr. Mauricio da Rocha Wanderley, Brazilian, married, economist, bearer of Id. Card RG no. 07562152-4 IFP/RJ, registered with CPF/MF under no. 001.911.777-92, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, (viii) as independent effective member, Mr. Paulo Guilherme Farah Correa, Brazilian, married, economist, bearer of Id. Card RG No. 06544016-3 SSP/RJ, registered with CPF/MF under no. 000.303.317-14, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as his alternate member, Mr. Arthur Prado Silva, Brazilian, married, lawyer, bearer of Id. Card RG no. 085823607 IFP/RJ, registered with CPF/MF under no.991897047-20, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000;and (ix) as independent effective member, Mr. Henri Philippe Reichstul, Brazilian, married, economist, bearer of Id. Card RG no. 3798203-5 SSP/SP, registered with CPF/MF under no. 001.072.248-36, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, neighborhood Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mr. Jose Violi Filho, Brazilian, married, economist, bearer of Id. Card RG no. 7,304,502 SSP/SP, registered with CPF/MF under no. 737.575.518-34, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000 neighborhood. 5. Designated by majority vote of the attending members, Mr. Abilio dos Santos Diniz, as Chairman of the Board of Directors, and Mr. Marco Geovanne Tobias da Silva, as Vice Chairman of the Board of Directors, pursuant to article 16, § 1 of the Company's Articles of Association. 6. Approved, in individual election of the candidates presented, by majority vote of the attending members, the election of effective and alternate members of the Fiscal Council, with term of office until the Company's next Annual General Meeting, with possibility of re-election: (i) as independent effective member, Mr. Attilio Guaspari, Brazilian, married, engineer, bearer of Id. Card. 2,816,288 SSP/SP, registered with CPF/MF under no. 610.204.868-72, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mrs. Susana Hanna Stiphan Jabra, Brazilian, divorced, economist, bearer of Id. Card RG no. 7366839-4 SSP/SP, registered with CPF/MF under no. 037.148.408-18, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar,

Jardim Europa, CEP 01455-000, (ii) as effective member, Mr. Marcus Vinicius Dias Severini, Brazilian, married, accountant and engineer, bearer of Id. Card RG no. 81119427-3 IFP/RJ, registered with CPF/MF under no. 632.856.067-20, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as his alternate member, Mr. Marcos Tadeu de Siqueira, Brazilian, married, business administrator, bearer of Id. Card RG no. M3397086 SSP/MG, registered with CPF/MF under no. 945.554.198-04, with business address in the City of Brasilia, Federal District, at SBN – Quadra 1 - Bloco C – 8º andar neighborhood Asa Norte, CEP 70040-903; and (iii) as independent effective member, Mr. Reginaldo Ferreira Alexandre, Brazilian, married, economist, bearer of Id. Card RG no. 8,781,281 SSP/SP, registered with CPF/MF under no. 003.662.408-03, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mr. Walter Mendes de Oliveira Filho, Brazilian, married, economist, bearer of Id. Card RG no. 6,692,636 SSP/SP, registered with CPF/MF under no. 686.596.528-00, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1400, 5º andar, Jardim Europa, CEP 01455-000.

At the Extraordinary General Meeting: 1. Approved, by majority vote of the attending members, the annual remuneration for Administrators and Fiscal Council in the amount of R$ 65 million, including extra remuneration for the month of December/2015 in the amount corresponding to a monthly fee. The amount proposed for the annual remuneration for Administrators and Fiscal Council of up to R$ 65 million refers to proposed limit for fixed remuneration (salary or management fees, direct and indirect benefits and social security contributions) and benefits due to cessation of the exercise of the office, not including the variable remuneration (profit sharing) and values related to the Stock Option Plan and Restricted Stock Option Plan of the Company. Also ratified the annual remuneration of the Administrators and the Fiscal Council in the year 2014 in the amount of R$ 61,557,810.59. 2. Approved, by majority vote of the attending members, the Stock Option Plan in accordance with Annex 1 to these minutes and the Restricted Stock Option Plan in accordance with Annex 2 hereto, pursuant to Article 168, § 3 of the Corporations Law. DOCUMENT ATTACHED:. 1. Option Plan of Stock Option 2. Restricted Stock Option Plan; 3. Shareholders' Attendance List DOCUMENT FILED WITH THE COMPANY: 1. Call Notice; 2. Financial Statements for the year ended on December 31, 2014, together with the management report, the explanatory notes, the opinions of the independent auditors and the Fiscal Council and the annual summary report of the Statutory Audit Committee; 3. Proxies granted by the shareholders; 4. Statements of vote received by the Chair CLOSURE:. Having nothing further to address, the meeting was closed and these minutes drawn up in summary form, read and approved and signed by the attending shareholders. Itajaí/SC, April 08th, 2015. Chair: Sérgio Ricardo Silva Rosa - Chairman; and Marcus de Freitas Henriques - Secretary. Attending shareholders, according to the attached list. Excerpt of the minutes drawn up in Book of Minutes of the Company’s Annual and Extraordinary General Meetings No. 1 pages 345-368, in accordance with Article 130, § 3 of the Corporations Law. Itajaí/SC, April 8th, 2015.

Sérgio Ricardo Silva Rosa

Chairman of the General Meeting

Vice Chairman of the Board of Directors

Marcus de Freitas Henriques

Secretary

José Roberto Pernomian Rodrigues

Legal & Corporate Relations Vice President

OAB/SP nº 109,655